BA MASTER CREDIT CARD TRUST
                                  SERIES 1996-A

                      Monthly Period Ending: SEPTEMBER 3,1996
                                             ----------------


Portfolio Status
----------------

                                                # of Accounts        Dollars
                                                -------------        -------

Total Outstanding                                 2,897,346     3,944,745,748.56

       (a)  Total Principal Outstandings              N/A       3,888,922,867.14

       (b)  Total Finance Charge Outstandings         N/A          55,822,881.42

Adjusted Investor Interest                                        500,000,000.00

       (a)  Class A Adjusted Investor Interest                    427,500,000.00

       (b)  Class B Investor Interest                              32,500,000.00

       (c)  Collateral Interest                                    40,000,000.00

Delinquencies                                                     152,067,528.15

        %  of  Total Outstandings                                        3.8549%

Gross Credit Losses                                                20,043,054.09

        % of Total Outstandings                                          0.5081%

Investor Default Amount                                             2,514,661.70

        % Adjusted Investor Interest                                     0.5029%

Monthly Payment Rate                                                    14.1940%

Payments and Yield                                                    Amount
------------------                                                    ------

Aggregate Amount of Collections of Principal
Receivable (allocable to Investor Interest)                       $63,058,491.82

   (a)      Shared Principal Collections
            (allocable to Investor Interest -
            if any)
                                                                  $         0.00

Aggregate Amount of Collections of Finance
Charge Receivable (allocable to Adjusted
Investor Interest)                                                $ 7,415,515.73

   (a)      Periodic  Finance  Charges other fees,
            including Cash Advance Fees, Late Fees
            and charges for credit insurance and Special Fees.    $ 6,969,765.65

   (b)      Annual Membership Fees                                $   256,493.44

   (c)      Interchange (if any)                                  $   189,256.64

                                                                      Amount
                                                                      ------

Principal Funding Account Balance                                     0.00

Principal Funding Investment Proceeds                                 0.00

Required Reserve Account Amount                                       0.00

      % of Class A Investor Interest                                  0.00%

Reserve Account Amount                                                0.00

      % of Class A Investor Interest                                  0.00%

Interest and earnings on funds on deposit in
the Reserve Account (accrued since the
preceding Transfer Date as per Section 4.15(b))                             0.00

Servicer Interchange                                                  416,666.67

       % of Adjusted Investor Interest                                     1.00%

Gross Portfolio Yield                                                   18.7972%

Default Rate (Gross)                                                     6.0352%

Portfolio Yield (Net)                                                   12.7620%

Base Rate                                                                7.4770%

Excess Spread Percentage                                                 5.2850%

Excess Spread                                                      $2,202,084.72

Portfolio Adjusted Yield                                                 4.7850%

Spread Account Cap Percentage                                              0.00%

Spread Account Cap                                                     $    0.00

Spread Account Amount                                                  $    0.00

          % of Initial Investor Interest                                   0.00%

Investment Earnings                                                    $    0.00